Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Yuanbao Inc. of our report dated March 17, 2025 relating to the financial statements, which appears in Yuanbao Inc.’s Registration Statement on Form F-1 (No. 333-282164).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

July 11, 2025